UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 6, 2006 (October 3, 2006)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On October 3, 2006, Arch Coal, Inc. (the “Company”) entered into an amendment (the “Credit Amendment”) to its credit agreement, dated December 22, 2004, as amended (the “Credit Agreement”), with the banks named in the Credit Agreement and PNC Bank, National Association, as administrative agent for the banks party thereto.
     The purpose of the Credit Amendment was to eliminate the dollar limitation on the amount of payments the Company was permitted to make annually with respect to its outstanding capital stock and instead to limit the Company’s ability to make those payments by requiring the Company to comply with certain specified financial ratios, calculated in accordance with the Credit Agreement, at the time such payments are made.
     As of September 30, 2006, the Company had approximately $70.0 million and $28.1 million of borrowings and letters of credit, respectively, outstanding under the Credit Agreement.
     Some of the banks under the Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting and commercial banking services, including issuances of letters of credit, for which the financial institutions and/or affiliates receive customary fees, and, in some cases, out-of-pocket expenses.
     The Company described the material terms of the Credit Agreement in Item 1.01 of its Current Report on Form 8-K filed on December 28, 2004 and in Item 1.01 of its Current Report on Form 8-K filed on June 27, 2006, and incorporates the descriptions therein by this reference, appropriately modified as set forth above.
     The foregoing description is only a summary and is qualified in its entirety by the provisions of the Credit Amendment. Since the terms of the Credit Amendment may differ from the general information contained herein, you should rely on the actual terms of the Credit Amendment, which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Information concerning the amounts for which the Company has become obligated under the Credit Agreement, as amended by the Credit Amendment, set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
     The following exhibit is attached hereto and filed herewith.

Exhibit
No.	Description
10.1	Second Amendment to Credit Agreement, dated as of October 3, 2006, by and among Arch Coal, Inc., the banks party thereto, Citicorp USA, Inc., JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, each in its capacity as syndication agent, Bank of America, N.A. (as successor-by-merger to Fleet National Bank), as documentation agent, and PNC Bank, National Association, as administrative agent for the banks.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2006	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Vice President – Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description
10.1	Second Amendment to Credit Agreement, dated as of October 3, 2006, by and among Arch Coal, Inc., the banks party thereto, Citicorp USA, Inc., JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, each in its capacity as syndication agent, Bank of America, N.A. (as successor-by-merger to Fleet National Bank), as documentation agent, and PNC Bank, National Association, as administrative agent for the banks.